
HYPER SCIENCES
Harnessing the power of extreme velocity

March 2018

- HyperSciences is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from https://www.seedinvest.com/hypersciences.inc/series.a

- This Company’s profile and accompanying offering materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events based information currently available and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

HYPER SCIENCES

HYPER SCIENCES

Using hypervelocity technologies, we are disrupting 3 industries Infrastructure., energy, and transportation.


OIL & GAS DRILLING IS
BIG, EXPENSIVE & SLOW


RENEWABLE ENERGY
IS INTERMITTENT, AND ALSO
EXPENSIVE



TRAFFIC SUCKS, SOME THINK THAT TRANSPORTATION TUNNELS ARE THE SOLUTION.



TUNNELING IS SLOW, EXPENSIVE & DANGEROUS.

Each of these industries is dependent on old technology – rotational energy – that makes their processes slow, dangerous, and expensive



TUNNELING



ENERGY DRILLING



AEROSPAC
E

Our solution

Using our technology, we have built one of world's fastest, safest, and cost-effective hypersonic engines.

Our engines can robotically launch projectiles straight like a laser in all directions at velocities greater than Mach 5. This allows us to move earth quicker and launch payloads without costly, volatile rockets.

We have 31 global patents at various stages

- 3 Issued
- 2 Allowed
- 26 Pending


HYPER SCIENCES
Left and Right
Down
Up

Introducing HyperCore™

HYPERSCIENCES' PROPRIETARY CORE-RAM PROPULSION SYSTEM

HyperCore™ technology is the foundation for all of our HyperSciences products. We use low-cost chemical energy to accelerate projectiles to high velocities.

- In boring/tunneling and mining applications this meteor-like impact breaks and pulverize hard rock under a wide range of ground conditions.

- In aerospace applications, our goal is to loft payloads to extreme altitudes (up to 100km – almost 10 times the operational altitude of commercial jets).


HyperCore™

How it works

HYPER TUNNEL BORING & MINING SYSTEM (HTBM)

Our mining and tunneling solution improves performance, eliminates dangerous explosives, and reduces high capital and operating costs over traditional rotary tunneling boring machines and drill and blast methods.

- We can achieve 3-10x the rate of penetration
- Our system can reused unlike most systems that are buried in place upon project completion because of our size and agile steering
- HTBM™ reduces the need for rotary tunneling equipment, which typically costs greater than $10M per machine





Meteor-like impacts

Using robotic methods and artificial intelligence, this is true digital mining

How it works

HYPERDRILL™ FOR OIL AND GAS

Using robotic methods and artificial intelligence, we plan to use our drilling solution to drastically improves performance in regards to speed, accessible depths, and accuracy.

- We have tested our ability to drill holes more quickly and cheaply than other conventional drilling applications
- HyperDrill™ is compatible with existing drilling systems
- Drilling through nearly any ground condition, our impacts are 10-100X the strength of the rock face
- We can 3D map the subsurface and locate energy deposits with ease using our sonar-like process







Originally funded from concept to reality with the help of Shell Global

How it works

ENERGY ANYWHERE™ GEOTHERMAL

Our Geothermal solution leverages the performance benefits of HyperDrill™, the ability to reach deep geothermal energy deposits, and our patent-pending thermoelectric power generation technology to provide cost-effective and scalable clean energy.

- HyperDrill™ has extreme depth reach
- Up to 7MW per scalable segment of clean energy is proposed to be generated back to the main power grid or other unique applications
- A small physical footprint of the extremely quiet power plants will allow them to be placed nearly anywhere (the size of a small corner store)

The system can be scaled to provide power to a business or a country


Heat generated from the earth's core


Power plant &
Heat exchanger
Cap rock
Injection well
Production well
Hot granite rock
Reservoir
300°C
Magma
(heat source)
20-80km

A clean power plant is right below everyone's feet, we just need to tap it!




TEG
THERMAL-ELECTRIC
GENERATORS

AEROSPACE

How it works

HYPERDRONE AEROSPACE SYSTEM™

Our land or sea-based high altitude payload launch service is designed for communication, earth observation, and hypersonic propulsion testing markets. Each projectile is designed for on-demand, rapid, and potentially stealth deployment of a payload.

- Our target customers will be focused on USA government contracts, such as NASA and other government agencies
- For clients with specific payload constraints (desired altitude, mass, etc.), we'll provide automated, repetitive payload launch for a fixed fee per flight





Business model

EQUIPMENT-AS-A-SERVICE – DRILLING, MINING, AND TUNNELING

Much like razor for razorblades, or ink for printers, HyperSciences generate some of its reoccurring revenue from the sale of consumables.

- HyperSciences' equipment is leased
- Consumable projectiles priced at a few dollars per unit
- Generating reoccurring revenue per machine for drilling and tunneling

Reducing the barrier to entry for a new technology.


AEROSPACE
HYPER SCIENCES
TUNNELING
ENERGY GENERATION
ENERGY DRILLING

Business model

GEOTHERMAL, AEROSPACE, AND R&D

By obtaining program growth from our drilling, tunneling, and mining program, in Year 3 we can begin to focus on our large revenue generators.

- Geothermal revenue based the reoccurring power generation **(fee per kilowatt hour)**
- Aerospace partners are provided fixed-price launch packages
- Monitoring contracts utilizing 3D subsurface imaging for early seismic detection grids
- Locating previously unknown energy deposits

Projected revenue - ROM


HyperSciences
Revenue $ (Millions)
Annual (EBITDA) ($Millions)
$ 500
$ 450
$ 400
$ 350
$ 300
$ 250
$ 200
$ 150
$ 100
$ 50
$ -
$ (50)
1
2
3
4
5
YEARS

Disclaimer: These projections reflect management's current views and are meant for illustrative purposes. They do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made.

Market landscape

INDUSTRY AND COMPETETIVE ADVANTAGE

Total addressable market: $14+B (as a service)


200
3,000
7,000
4,000
300
U.S.$ — Millions / year
Oil, Gas, & Geothermal
Aerospace
Mining
Tunneling
Infrastructure

Benefit over competitors:

Old tech: Drill and blast is slow and dangerous

New tech: The Boring Company still uses rotary

Old tech: We're 3-10x faster than old rotary or hammer

New tech: Limited and incompatible (laser, plasma, jet)

Old tech: Airplanes are slow

New tech: Rockets are dangerous

Disclaimer: These statements reflect management's current views and are meant for illustrative purposes. They do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made.

2018 roll-out

EQUIPMENT-AS-A-SERVICE

Build 20+ Robotic HyperCore™ Units

- New equipment will switch to a partial 3D metal printing process to ensure scalability
- Approximately $125K per unit for initial market deployment= ~$2.4M
- Lease and demo to major players
  - Construction/Mining: Caterpillar, Sandvik, Atlas Copco, Komatsu, Orica (Explosives Co)
  - Aerospace: Boeing, Raytheon, NASA
- Sign 50+ Lease Service Contracts
- 1 Million Projectiles bulk purchases ($7-$10M projectile revenues year 1)

HyperDrill™ Joint Industry Project

- Targeting a Deep Energy Drilling Joint Project (with Shell, Halliburton, BP, Schlumberger, etc.)
- Shell interested in Phase 4 testing
- LOI signed with strategic partner
- DoE planned partnership project for 3D mapping technology
- ARPA-E planned partnership for next generation geothermal electrical power plant (7 Megawatts)

Technology roadmap

2018 — 2022

Tunneling — Drones — Deep Drilling — Energy Anywhere



HTBM™ (Hyper Tunnel Boring-Mining)



HyperDrone™



Field Trials:
HyperDrill™ Joint projects


TEG
THERMAL-ELECTRIC
GENERATORS

Energy Anywhere Geothermal

2018 — 2019 — 2020 - 2022

Potential clients

CORPORATE CLIENTS CROSS VERTICAL

We are seeking partners to conduct pilot testing – commercial field trials, leases or customer-funded pilot trials.

Equipment Manufacturers

Baker Hughes
HughesChristensen
CAT
NOV
SANDVIK
HALLIBURTON
TERCEL PRACTICAL INNOVATION
Weatherford
KOMATSU
Atlas Copco

Service Providers

Schlumberger
Baker Hughes
NOBLE
HALLIBURTON
THE BORING COMPANY
NABORS
PATTERSON-UTI DRILLING COMPANY LLC
Weatherford
RUEN DRILLING PERU

Resource Companies

bp
Chevron
ORMAT
bhpbilliton
EXXON
CALPINE
BR PETROBRAS
RioTinto
BARRICK
MARATHON

Aerospace/Gov. Customers

NASA
Department of Defense United States of America
Department of Energy United States of America
arpa·e CHANGING WHAT'S POSSIBLE

Funding

RAISING UP TO $10M THROUGH A REG A+ OFFERING ON SEEDINVEST

Traction thus far:

- $1M+ funded by Shell Global over three-phase HyperDrill™ Development
- $3M in convertible notes (2015-2017) used to develop technology and equipment
- 31 Patents in various stages globally

Planned use of proceeds for the SeedInvest round*:



Operations and Growth (24%)
Deploy HyperCore machines (25%)
Deploy HyperDrill machines (15%)
Aerospace Initiatives (27%)
Media and Marketing (1%)
Debt Payment (2%)
Working Capital (6%)

* Assuming full $10M raise, and rounding of percentages

The leadership team

EXPERIENCED LEADERSHIP TEAM WITH PROVEN TRACK RECORD



Mark Russell is the founder and CEO of HyperSciences. Mark has a Masters from Stanford in Aero/Astro Engineering, is a former lead engineer and manager for Jeff Bezos's Blue Origin, and has a long history of family and public mining company development and operations for some of the world's largest mining projects. Mark provides both the vision and technical expertise to lead the world's first company focused on hypervelocity applications.



Hossam Elbadway is a technical and business advisor to HyperSciences. He was a Senior Operating Partner at Lime Rock Partners and former CEO of Tercel Oilfield Products, that he sold in May 2016. Prior to serving in these roles, Hossam spent nearly 17 years at Schlumberger, most recently as Vice President of Manufacturing. He currently serves on the board of directors of GEODynamics, and TGT Oil and Gas Services.



Mike McSherry is a board member and senior advisor for HyperSciences. Mike is a serial entrepreneur; he is the current CEO and founder of Xealth, a healthcare tech company. He is also the former CEO of SWYPE (mobile app), and the co-founder of Boost Mobile.

Summary

WE ARE A TECHNOLOGY COMPANY SOLVING PROBLEMS THROUGH EXTREME VELOCITY

Disruptive Innovation	Paradigm shift in pulverizing hard rock, and hypersonic launch
Multiple Industries	Infrastructure, mining, tunneling, drilling, aerospace
$ Billion Markets	TAM estimated at over $14.5 billion/year

HYPER SCIENCES

This *is* rocket science.